UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2018 (June 22, 2018)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Key Energy Services, Inc. (the “Company”) approved the following grants of cash retention incentives (the “Retention Awards”) to the Company’s named executive officers, payable over the two-year retention period: J. Marshall Dodson ($637,500), David J. Brunnert ($400,000), Katherine I. Hargis ($310,000) and Scott P. Miller ($310,000). The Retention Awards will vest and be paid 25% on the first anniversary of grant and 75% on the second anniversary of grant, in each case subject to the executive’s continued employment with the Company through the applicable vesting date. The Retention Awards are subject to accelerated vesting and payment if the executive’s employment is terminated by the Company other than a Termination for Cause (as defined in the executive’s outstanding equity awards).

The foregoing description of the Retention Awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of retention bonus award letter, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Retention Bonus Award Letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: June 26, 2018	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
SVP, General Counsel & Secretary